Stamps.com Stockholders Approve Merger with Thoma Bravo

El Segundo and San Francisco, CA – September 30, 2021 – Stamps.com® (NASDAQ: STMP) (the “Company”), a leading provider of e-commerce shipping solutions, today announced that at a special meeting of stockholders held on September 30, 2021 (the “Special Meeting”), the stockholders of the Company voted to approve a proposal to adopt the merger agreement (the “Merger Agreement”) entered into between the Company and Thoma Bravo, a leading software investment firm.
Under the terms of the merger agreement announced on July 9, 2021, Stamps.com stockholders will receive $330.00 per share in cash for each share of Stamps.com common stock they own.
Approximately 77.9% of the shares of the Company’s common stock issued and outstanding as of the close of business on August 26, 2021, the record date for the Special Meeting, voted to adopt the Merger Agreement.
The proposed transaction is expected to close the week of October 4, 2021, subject to the satisfaction of certain closing conditions.
Cautionary Statements Regarding Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that are not historical facts, and may relate to future events or the Company’s anticipated results, business strategies or capital requirements, among other things, all of which involve risks and uncertainties. You can identify many (but not all) such forward-looking statements by looking for words such as “assumes,” “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “seeks,” “intends,” “plans,” “could,” “would,” “may” or other similar expressions. Important factors which could cause actual results to differ materially from those in the forward-looking statements, include , but are not limited to, risks related to the ability of the Company to consummate the proposed transaction with Thoma Bravo on a timely basis or at all, including: the satisfaction of the conditions precedent to consummation of the proposed transaction; the risk of disruption from the transaction making it more difficult to maintain business and operational relationships; the risk of negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; and competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes and increased competition. Matters described in forward-looking statements may also be affected by other known and unknown risks, trends, uncertainties and factors, many of which are beyond the Company’s ability to control or predict.
Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and which are available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://investor.stamps.com/.

The forward-looking statements included in this press release are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
About Stamps.com
Stamps.com (NASDAQ: STMP) is the leading provider of e-commerce shipping software solutions to customers including consumers, small businesses, e-commerce shippers, enterprises, and high volume shippers. Stamps.com offers solutions that help businesses run their shipping operations more smoothly and function more successfully under the brand names Stamps.com, Endicia®, ShipStation®, ShipEngine®, ShippingEasy®, ShipWorks®, GlobalPost and Metapack™. Stamps.com’s family of brands provides seamless access to mailing and shipping services through integrations with more than 500 unique partner applications.
About Thoma Bravo
Thoma Bravo is one of the largest private equity firms in the world, with more than $83 billion in assets under management as of June 30, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm's deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired more than 325 companies representing over $100 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit thomabravo.com.
Contacts

Stamps.com:

Eric Nash
Stamps.com Public Relations
(310) 482-5942
enash@stamps.com
or
Suzanne Park
Stamps.com Investor Relations
(310) 482-5830
invrel@stamps.com

Thoma Bravo:
Megan Frank
212-731-4778
mfrank@thomabravo.com
or
Joe Berg
Finsbury Glover Hering
203-984-2771
joe.berg@fgh.com